UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 7, 2008

BASSET ENTERPRISES, INC.

 (Exact name of registrant as specified in its charter)

Nevada	0-51355	13-4067630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102-3105 Time Square Plaza, Yitian Road, Futian District Shenzhen, China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-755333687-28

P.O. Box 110310 Naples Florida 34108-0106
(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On November 7, 2008, pursuant to the terms of a stock purchase agreement by and between Mid-Continental Securities Corp., (“Seller”) and Madam Sun Keqing and A. Epstein and Sons International, Inc. (collectively referred to as “Buyers”), Madam Sun Keqing purchased 3,782,075 shares of common stock in Basset Enterprises, Inc. a Nevada corporation (the “Company”) from Seller, and A. Epstein and Sons International, Inc. purchased 667,425 shares of common stock in the Company from Seller.  Buyers purchased an aggregate of 4,449,500 shares of common stock in the Company which represents approximately 88.99% of the total number of issued and outstanding common stock of the Company.  As a result of the share purchase, Madam Sun Keqing acquired voting control of the Company. The amount of consideration for the purchase of the shares was U.S. $200,000, an amount supplied by Buyers and Seller.

ITEM 5.02 DEPRARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the share purchase transaction between Buyers and Seller, on November 7, 2008, Jose Acevedo resigned from his position as a director of the Registrant, and Cosmo Palmieri resigned as the chief executive officer and chief financial officer of the Registrant.  Neither Mr. Acevedo, nor Mr. Palmieri’s resignations were due to disagreements with the Company.

On November 7, 2008, the board of directors of the Registrant appointed Madam Sun Keqing as the chief executive officer, chief financial officer, and a director of the Registrant to fill the vacancies created Mr. Acevedo and Mr. Palmieri’s resignations.  Madam Sun Keqing does not have any employment agreements with the Company.

Madam Sun Keqing, is currently the chief executive officer, chief financial officer and a director of the Company.  In addition to her work with the Company, since 2003, Ms. Sun Keqing has served as the Board Chairman and General Manager of the A Epstein and Sons International Investment Consulting Co., Ltd., a Chinese corporation. She graduated from University of Toronto with a bachelor’s degree in Architecture Art and a master’s degree in Business Administration.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit 10.1 Stock Purchase Agreement, dated October 15, 2008, by and between Mid-Continental Securities Corp. and Madam Sun Keqing and A. Epstein and Sons Intl., Inc.*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSET ENTERPRISES, INC.

Date: November 12, 2008

/s/ Madam Sun Keqing

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By:  Madam Sun Keqing, Chief Executive Officer